Q4 and FY 2024 Investor Presentation February 18, 2025

Forward-Looking Statements Certain statements contained in this presentation, other than purely historical information, including, but not limited to estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. Statements preceded by, followed by or that otherwise include the word “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. These factors include those listed under “Risk Factors” in Part I, Item 1A of our Form 10-K for the fiscal year ended December 31, 2023, Part II, Item 1A of our Form 10-Q for the quarterly period ended June 30, 2024, and other filings with the SEC. The forward-looking statements included in this document are made as of the date of this presentation and, except pursuant to any obligations to disclose material information under the federal securities laws, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this presentation. 2

MasterBrand Overview #1 North American residential cabinet manufacturer Key brands 1 Includes Supreme acquisition, which closed July 10, 2024 2 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP metrics. Please see Appendix for definitions and corresponding reconciliations to historical GAAP measures MasterBrand at a glance 1 ~60% Net sales to R&R 7,700+ Dealer network $364 million 2024 Adjusted EBITDA 2 13,000+ Employees 20+ Manufacturing facilities MasterBrand key financial metrics 3 $2.4 $2.5 $2.9 $3.3 $2.7 $2.7 10% 11% 11% 11% 14% 13% 0% 2% 4% 6% 8% 10% 12% 14% $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 2019 2020 2021 2022 2023 2024 Net Sales ($B) Adjusted EBITDA Margin 1 $2.7 billion 2024 Net sales 2

The MasterBrand Story

OUR PURPOSE

Building great experiences together

OUR VISION

Build on our rich history by innovating how we work and what we offer to delight our customers

OUR CULTURE

Make the team better
Be bold
Champion improvement

How?

Tools that enable us to:

PRE-SPIN-OFF

Industry Leader
Largest distribution network

Product & Brand Portfolio
Leader amongst peers

Operational Excellence
At Scale

DELIVERED THROUGH THE MASTERBRAND WAY

TODAY

Align to Grow
Deliver on the unique needs of each customer

Lead through Lean
Engage teams and foster problem-solving

Tech Enabled
Drive profitable growth and transform the way we work through digital, data, and analytics

4

CSR HIGHLIGHTS 5

Industry Leading Customer Base

MasterBrand channel mix [1]



13%
34%
53%
Dealer
Retail
Builder

53% **Dealer:** provide customer education, service and design consultation

34% **Retail:** common box products that offer some customization along with in-stock standardized products

13% **Builder:** sold directly and highly correlated to single-family housing starts

MasterBrand has a leadership position across channels...

Overview of primary sales channels in the US and Canada:

	Dealer Channel	Retailers / Home Center Channel	Builder Channel
Industry Channel Size *% of total*	**$7.3bn** ~61%	**$3.4bn** ~28%	**$1.3bn** ~11%
Primary End Market Exposure	R&R / New Home Construction	R&R	New Home Construction
Customer Concentration	**Low** (25,000+)	**High** (Top 3 represent ~90%)	**Medium** (Growing trend of National Homebuilder Consolidation)

...and why it matters

Fragmented network: Requires broad products and regional presence to address and allows for a variety of consumer touch points

Multi-brand strategy: Dealers offer multiple brands, enabling trade up and down to drive sales

High retention rate: Physical showroom investments and sales training drive retention

[1] Channel mix for fiscal year 2024. Includes Supreme acquisition, which closed July 10, 2024

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7 Multi-Branded Strategy Across Price Points and Products ~51% ~40% ~100% ~30% ~60% ~19% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% MasterBrand Competitor A Competitor B Stock / In-Stock Semi-Custom Custom / Premium Price point (per cabinet) <$350 >$750 MasterBrand portfolio by type and key brands Stock /In-Stock Semi-Custom Custom/Premium MasterBrand offers the most diverse product portfolio and covers the price spectrum 1 1 Includes Supreme acquisition, which closed July 10, 2024

Integrated Manufacturing Network & Strong Track Record of Continuous Improvement

OLD MODEL: 10+ product platform / plant silos

Assets + Capabilities + Product + Specs

NEW MODEL: 4 construction-specific product platforms

- Networked manufactured footprint
- Capability duplication aligned to demand
- Aligned product continuum

✓ Footprint optimization

✓ Proven tools of our business system, enable product portfolio simplification

✓ Continuous improvement culture

✓ Efficient capital spending profile

MasterBrand's strategic transformation initiatives have created >$180 million of cumulative annual savings since 2019, with another $50 million of incremental savings anticipated in 2025

8

Supreme Cabinetry Brands Acquisition Completed July 2024 9 Enhances MasterBrand’s Portfolio with Complementary Products in Resilient and Attractive Categories Extends Diversity of Channel Distribution to Reach More Consumers Drives Augmented Financial Profile and Value Creation via Highly Achievable Cost Synergies Reinforces Opportunity for Capital Flexibility Through Strong Balance Sheet and Cash Flow 1 2 4 5 Combines Best-in-Class Competencies to Win Today and Tomorrow, Enriching Consumer Value, Product Access, and Service3

Q4 2024 Highlights

Financial Results

($ in millions, except per share amounts)	Q4 2024	Q4 2023	B/(W)
Net Sales	$667.7	$677.1	(1.4%)
Gross Profit	$203.3	$223.1	(8.9%)
Gross Profit Margin	*30.4%*	*32.9%*	*(250 bps)*
SG&A	$152.3	$152.4	(0.1%)
Net Income	$14.0	$36.1	(61.2%)
Net Income Margin	*2.1%*	*5.3%*	*(320 bps)*
Adjusted EBITDA[1]	$74.6	$85.8	(13.1%)
Adjusted EBITDA Margin[1]	*11.2%*	*12.7%*	*(150 bps)*
Diluted EPS (GAAP)	$0.11	$0.28	(60.7%)
Adjusted Diluted EPS[1]	$0.21	$0.35	(40.0%)
Net Cash Provided By Operating Activities (YTD)	$292.0	$405.6	(28.0%)
Free Cash Flow[1] (YTD)	$211.1	$348.3	(39.4%)

- Net sales decreased 1%, driven by lower net average selling price of 4% and volume declines of 6%. These declines were largely offset by 9% growth from the Supreme acquisition.
- Net income decreased 61%, primarily due to lower gross profit margin, discrete acquisition-related costs, higher interest expense, and increased depreciation, partially offset by reduced variable compensation, a gain on asset sale, positive net income contribution from Supreme and lower income taxes.
- Adjusted EBITDA margin[1] declined 150 bps primarily due to primarily due to market induced volume challenges and mix putting pressure on net ASP.

[1] Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, and Free Cash Flow are non-GAAP metrics. Please see Appendix for definitions and corresponding reconciliations to historical GAAP measures

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FY 2024 Highlights

Financial Results

($ in millions, except per share amounts)	2024	2023	B/(W)
Net Sales	$2,700.4	$2,726.2	(0.9%)
Gross Profit	$877.0	$901.4	(2.7%)
Gross Profit Margin	*32.5%*	*33.1%*	*(60 bps)*
SG&A	$603.1	$569.7	5.9%
Net Income	$125.9	$182.0	(30.8%)
Net Income Margin	*4.7%*	*6.7%*	*(200 bps)*
Adjusted EBITDA[1]	$363.6	$383.4	(5.2%)
Adjusted EBITDA Margin[1]	*13.5%*	*14.1%*	*(60 bps)*
Diluted EPS (GAAP)	$0.96	$1.40	(31.4%)
Adjusted Diluted EPS[1]	$1.37	$1.58	(13.3%)
Net Cash Provided By Operating Activities	$292.0	$405.6	(28.0%)
Free Cash Flow[1]	$211.1	$348.3	(39.4%)

- Net sales decline driven by lower net average selling price of 4% and volume declines of 1%, largely offset by 4% growth from the Supreme acquisition.
- Net income decreased 31%, primarily due to acquisition-related costs, lower gross profit, restructuring charges, higher interest expense, incremental investments in our strategic initiatives, and higher depreciation and amortization expense, more than offsetting lower variable compensation, net income contribution from Supreme and continuous improvement efforts.
- Supreme added approximately 6 percentage points to adjusted EBITDA[1]. This, in addition to higher than anticipated CI savings and lower variable compensation, was more than offset by a decline in net ASP and volume in our legacy business, due to market headwinds, and incremental investments in our Tech Enabled initiative.
- Operating cash flow declined primarily due to a benefit in the prior year from a strategic inventory build release, which more than offset the benefit from working capital improvements in the current year.

[1] Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, and Free Cash Flow are non-GAAP metrics. Please see Appendix for definitions and corresponding reconciliations to historical GAAP measures

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Near-Term Expectations

Full Year 2025 Outlook [1]

Market Growth

Low Single-Digit % Decline
North American Cabinets Market

MasterBrand

Increase of mid single-digit %
Net Sales

$380-$410 million
Adjusted EBITDA [2]

~13.5%-14.3%
Adjusted EBITDA Margin [2]

$1.40-$1.57
Adjusted Diluted EPS[2]

Drivers

- Organic net sales flat, acquisition-related net sales increase of mid single-digit percentage
- Organic net sales performance to outperform the underlying market demand, as new products and channel specific offerings, and previously implemented price actions gain traction
- Outlook only reflects the impact of the currently enacted tariffs on Chinese imports
- Low-single digit declines to flat in U.S. new construction, U.S. repair and remodel to be down mid to low-single digits, we expect Canadian new construction and repair and remodel end market demand to be flat year-over-year in 2025
- Ability to flex manufacturing, coupled with our strategic initiatives, continuous improvement efforts and on-track Supreme synergies will allow us to hold capacity and preserve margin performance during 2025
- Free Cash Flow[2] is expected to be in excess of Net Income in 2025

STRONG BALANCE SHEET WITH FINANCIAL FLEXIBILITY

[1] This outlook information was presented by the Company on its fourth quarter 2024 Earnings Conference Call on February 18, 2025, and it speaks only as of that date. Its inclusion in this presentation does not constitute a reaffirmation or update of such information as of the date hereof or any other date.

[2] Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, and Free Cash Flow are non-GAAP metrics. Please see Appendix for definitions.

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Long-Term Financial Targets

Long Term Outlook[1]

Market Growth	MasterBrand
3-5% CAGR North American Cabinets Market	**4-6% CAGR** Net Sales
	~16%-18% FY Adjusted EBITDA Margin[2]

Clear Path to Achieving Results

1. Business and portfolio aligned with the customer
2. Operational Excellence will fuel margin growth
3. Flexible platform allows us to navigate any market condition

STRONG FOCUS ON MARGIN EXPANSION

[1] This outlook information was presented by the Company at its Investor Day 2022 presentation on December 6, 2022, and it speaks only as of that date. Its inclusion in this presentation does not constitute a reaffirmation or update of such information as of the date hereof or any other date.

[2] Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP metrics. Please see Appendix for definitions.

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MasterBrand: Investor Day 2022 05 Appendix

Non-GAAP Financial Measures To supplement the financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”) in this presentation, certain non-GAAP financial measures as defined under SEC rules have been included. It is our intent to provide non-GAAP financial information to enhance understanding of our financial information as prepared in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for, other financial measures prepared in accordance with GAAP. Our methods of determining these non-GAAP financial measures may differ from the methods used by other companies for these or similar non-GAAP financial measures. Accordingly, these non-GAAP financial measures may not be comparable to measures used by other companies. We use EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income margin, adjusted diluted earnings per share (“adjusted diluted EPS”), free cash flow, net debt, and net debt to adjusted EBITDA, which are all non-GAAP financial measures. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We evaluate the performance of our business based on income before income taxes, but also look to EBITDA as a performance evaluation measure because interest expense is related to corporate functions, as opposed to operations. For that reason, we believe EBITDA is a useful metric to investors in evaluating our operating results. Adjusted EBITDA is calculated by removing the impact of non-operational results and special items from EBITDA. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales. Adjusted net income is calculated by removing the impact of non-operational results, including non-cash amortization expense, which is not deemed to be indicative of the results of current or future operations, and special items from net income. Adjusted net income margin is calculated as adjusted net income divided by net sales. Adjusted diluted EPS is a measure of our diluted earnings per share excluding non- operational results and special items. We believe these non-GAAP measures are useful to investors as they are representative of our core operations and are used in the management of our business, including decisions concerning the allocation of resources and assessment of performance. Free cash flow is defined as cash flow from operations less capital expenditures. We believe that free cash flow is a useful measure to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of our business strategy, and is used in the management of our business, including decisions concerning the allocation of resources and assessment of performance. Net debt is defined as total balance sheet debt less cash and cash equivalents. We believe this measure is useful to investors as it provides a measure to compare debt less cash and cash equivalents across periods on a consistent basis. Net debt to adjusted EBITDA is calculated by dividing net debt by the trailing twelve months adjusted EBITDA. Net debt to adjusted EBITDA is used by management to assess our financial leverage and ability to service our debt obligations. As required by SEC rules, detailed reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure are included in the appendix of this presentation. We have not provided a reconciliation of our fiscal 2025 adjusted EBITDA, adjusted EBITDA margin and adjusted diluted EPS guidance because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, including gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income margin, and adjusted diluted EPS. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions used for historical non-GAAP measures. 15

Full Year Non-GAAP Reconciliations

(In millions, except percentages)	December 29, 2019	December 27, 2020	December 26, 2021	December 25, 2022	December 31, 2023	December 29, 2024
	Fiscal Year Ended					
Reconciliation of Net Income to EBITDA to ADJUSTED						
Net income (GAAP)	**$ 100.7**	**$ 145.7**	**$ 182.6**	**$ 155.4**	**$ 182.0**	**$ 125.9**
Related party interest income, net	(0.1)	(2.4)	(4.6)	(12.9)	-	-
Interest expense	-	-	-	2.2	65.2	74.0
Income tax expense	34.5	50.5	55.7	58.0	56.7	42.4
Depreciation expense	44.3	48.0	44.4	47.3	49.0	57.1
Amortization expense	17.8	17.8	17.8	17.2	15.3	20.2
EBITDA (Non-GAAP Measure)	**$ 197.2**	**$ 259.6**	**$ 295.9**	**$ 267.2**	**$ 368.2**	**$ 319.6**
[1] Acquisition-related costs	-	-	-	-	-	25.4
[3] Restructuring charges	10.2	6.1	4.2	25.1	10.1	18.0
[4] Restructuring-related adjustments	0.5	5.3	3.7	12.7	(0.2)	-
[6] Gain on sale of asset	-	-	-	-	-	(4.3)
[7] Recognition of actuarial losses and settlement charges	-	-	-	0.2	2.9	2.7
[8] Purchase accounting cost of products sold	-	-	-	-	-	2.2
[9] Separation costs	-	-	-	15.4	2.4	-
[11] Asset impairment charges	41.5	9.5	-	46.4	-	-
Adjusted EBITDA (Non-GAAP Measure)	**$ 249.4**	**$ 280.5**	**$ 303.8**	**$ 367.0**	**$ 383.4**	**$ 363.6**
NET SALES	**$ 2,388.7**	**$ 2,469.3**	**$ 2,855.3**	**$ 3,275.5**	**$ 2,726.2**	**$ 2,700.4**
Net Income Margin	**4%**	**6%**	**6%**	**5%**	**7%**	**5%**
Adjusted EBITDA Margin %	**10%**	**11%**	**11%**	**11%**	**14%**	**13%**
Reconciliation of Cash from Operating Activities to Free Cash Flow						
Cash From Operating Activities	**$ 148.6**	**$ 204.6**	**$ 148.2**	**$ 235.6**	**$ 405.6**	**$ 292.0**
Cap Ex	(30.9)	(27.3)	(51.6)	(55.9)	(57.3)	(80.9)
Free Cash Flow	**$ 117.7**	**$ 177.3**	**$ 96.6**	**$ 179.7**	**$ 348.3**	**$ 211.1**

Note: See tick legend on slide 19

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Q4 2024 Non-GAAP Reconciliations 17 Note: See tick legend on slide 19

2024 Non-GAAP Reconciliations 18 Note: See tick legend on slide 19

Non-GAAP Reconciliations Tick Legend 19 [1] Acquisition-related costs are transaction and integration costs, including legal, accounting and other professional fees, severance, stock-based compensation, and other integration related costs. These charges are primarily recorded within selling, general and administrative expenses within the Condensed Consolidated Statements of Income. Acquisition-related costs are significantly impacted by the timing and complexity of the underlying acquisition related activities and are not indicative of the Company’s ongoing operating performance. The acquisition-related costs in fiscal 2024 are associated with the acquisition of Supreme Cabinetry Brands, Inc., which was announced in the second quarter of fiscal 2024 and closed early in the third quarter of fiscal 2024, and are comprised primarily of professional fees. [2] Beginning in the second quarter of fiscal 2024 reporting, management began adding back amortization of intangible assets in calculating adjusted net income and adjusted diluted EPS for all periods presented. Non-cash amortization expenses are not indicative of the Company’s ongoing operations. Prior period information has been recast to reflect the updated presentation. [3] Restructuring charges are nonrecurring costs incurred to implement significant cost reduction initiatives and may consist of workforce reduction costs, facility closure costs, cessation of operations, and other costs to maintain certain facilities where operations have ceased, but which we are still responsible for. The restructuring charges for all periods presented include workforce reduction costs and other costs to maintain facilities that have been closed, but not yet sold. The fiscal 2024 restructuring charges also include an asset impairment charge associated with the decision to exit a leased manufacturing facility. [4] Restructuring-related charges are expenses directly related to restructuring initiatives that do not represent normal, recurring expenses necessary to operate the business, but cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories from exiting product lines and gains/losses on the sale of facilities closed as a result of restructuring actions. Restructuring-related adjustments are recoveries of previously recorded restructuring-related charges resulting from changes in estimates of accruals recorded in prior periods. The restructuring-related adjustments in fiscal 2023 are recoveries of previously recorded restructuring-related charges resulting from changes in estimates of accruals recorded in prior periods. [5] Non-recurring components of interest expense are one-time costs associated with the refinancing of debt facilities and usage of temporary debt facilities. The non-recurring components of interest expense were incurred in the second quarter of fiscal 2024 related primarily to non-recurring write-offs of deferred financing costs resulting from the debt restructuring transaction. These charges are classified as interest expense within the Condensed Consolidated Statements of Income and are not indicative of the Company’s ongoing operating performance. [6] Gain on sale of asset relates to a gain resulting from the sale of facilities and land on December 12, 2024. The location was previously closed in conjunction with the consolidation of our warehouse facilities to enable efficiencies and increase annual savings. This facility sold for a purchase price of $6.6 million, resulting in a $4.3 million gain recognized as a separate component of non-operating income in the Condensed Consolidated Statements of Income. [7] We exclude the impact of actuarial gains and losses related to our U.S. defined benefit pension plan as they are not deemed indicative of future operations. In addition, during 2024, the Company offered a lump-sum benefit payout option to certain plan participants related to the decision to terminate our defined benefit pension plan, resulting in a $2.9 million non-cash settlement charge. [8] Purchase accounting cost of products sold relates to the fair market value adjustment required under GAAP for inventory obtained in the acquisition of Supreme Cabinetry Brands, Inc. All inventory obtained was sold in the third quarter of 2024. [9] Separation costs represent one-time costs incurred directly by MasterBrand related to the separation from Fortune Brands. [10] In order to calculate Adjusted Net Income, each of the items described in Items [1] - [9] above reflect tax effects based upon an estimated annual effective income tax rate of 25.0 percent, inclusive of recurring permanent differences and the net effect of state income taxes and excluding the impact of discrete income tax items. Discrete items are recorded in the relevant period identified and include, but are not limited to, changes in judgment or estimates of uncertain tax positions related to prior periods, return-to-provision adjustments, the tax effect of relevant stock-based compensation items, and certain changes in valuation allowances for the realizability of deferred tax assets. Management believes this approach assists investors in understanding the income tax provision and the estimated annual effective income tax rate related to ongoing operations. [11] We exclude the impact of pre-tax impairment charges related to impairments of indefinite-lived tradenames.

2024 Non-GAAP Reconciliations 20

2024 Non-GAAP Reconciliations 21 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS 52 Weeks Ended 53 Weeks Ended December 29, December 31, (U.S. Dollars presented in millions) 2024 2023 OPERATING ACTIVITIES Net income .............................................................................................................................. $ 125.9 $ 182.0 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation .................................................................................................................. 57.1 49.0 Amortization of intangibles ........................................................................................... 20.2 15.3 Restructuring charges, net of cash payments ................................................................. 10.5 (9.4) Write-off and amortization of finance fees .................................................................... 8.9 2.2 Stock-based compensation ............................................................................................ 21.9 17.8 Recognition of actuarial losses and settlement charges ................................................. 2.7 2.9 Deferred taxes ............................................................................................................... 4.6 (5.7) Changes in operating assets and liabilities: Accounts receivable ...................................................................................................... 21.7 88.1 Inventories ..................................................................................................................... (10.7) 123.6 Other current assets ....................................................................................................... (5.7) 2.1 Accounts payable .......................................................................................................... 23.8 (69.4) Accrued expenses and other current liabilities .............................................................. 3.4 17.2 Other items .................................................................................................................... 7.7 (10.1) NET CASH PROVIDED BY OPERATING ACTIVITIES.................................................................................. 292.0 405.6 INVESTING ACTIVITIES .................................................................................................................................... Capital expenditures ...................................................................................................... (80.9) (57.3) Proceeds from the disposition of assets ......................................................................... 14.6 0.4 Acquisition of business, net of cash acquired ................................................................ (514.5) — NET CASH USED IN INVESTING ACTIVITIES .............................................................................................. (580.8) (56.9) FINANCING ACTIVITIES ................................................................................................................................... Issuance of long-term and short-term debt .................................................................... 1,170.0 255.0 Repayments of long-term and short-term debt .............................................................. (862.5) (527.5) Payment of financing fees ............................................................................................. (17.8) — Repurchase of common stock ........................................................................................ (6.5) (22.0) Payments of employee taxes withheld from share-based awards .................................. (11.4) (4.0) Other items .................................................................................................................... (2.2) (1.4) NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES ............................................................... 269.6 (299.9) Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash......... (7.9) (1.2) NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH ................ $ (27.1) $ 47.6 Cash, cash equivalents, and restricted cash at beginning of period......................................... $ 148.7 $ 101.1 Cash, cash equivalents, and restricted cash at end of period ................................................... $ 121.6 $ 148.7 Cash and cash equivalents ...................................................................................................... $ 120.6 $ 148.7 Restricted cash included in other assets .................................................................................. 1.0 — Total cash, cash equivalents and restricted cash ..................................................................... $ 121.6 $ 148.7 Reconciliation of Free Cash Flow Net cash provided by operating activities ............................................................................... $ 292.0 $ 405.6 Less: Capital expenditures ...................................................................................................... (80.9) (57.3) Free cash flow ......................................................................................................................... $ 211.1 $ 348.3

Prior Year to Current Year Net Sales Walk 22 Q4 % Change FY 2024 % Change 2023 Net Sales (millions) 677.1$ 2,726.2$ Volume (39.5) -6% (30.8) -1% Net ASP1 (29.9) -4% (115.0) -4% Acquisition of Supreme 60.5 9% 121.2 4% Foreign Currency (0.5) 0% (1.2) 0% 2024 Net Sales (millions) 667.7$ -1% 2,700.4$ -1% 1 Net ASP (Average Selling Price) includes price/mix and other factors that could impact this measure

Credit Rating and Debt Profile Rating Agency S&P Moody’s Fitch Corporate rating BB Ba2 BB+ Security rating (Unsecured debt) BB Ba3 BB+ Outlook Stable Stable Stable 1) As of June 17, 2024 $- $250 $500 $750 $1,000 20 24 20 25 20 26 20 27 20 28 20 29 20 30 20 31 20 32 20 33 20 34 Revolving Credit Facility Senior Unsecured Notes Debt Maturity Profile 5-year Revolving Credit Facility • $750 million Credit Agreement to mature in June 2029 • $405.4 million available as of Q4 2024 Credit Ratings1 Senior Unsecured Notes • $700 million Senior unsecured Notes issued in June 2024 • Maturity date of July 2032 • Fixed rate coupon of 7% 23

Leverage Ratios and Liquidity Flexible cost structure, low capex and high Free Cash Flow1 conversion supports the ability to drive cash flow generation across the cycles and general market conditions Leverage Ratios ($ in millions) Q4 2024 Q4 2023 Net Income (TTM) $125.9 $182.0 Adjusted EBITDA1 (TTM) $363.6 $383.4 Total Debt $1,007.8 $707.8 Net Debt1 $887.2 $559.1 Total Debt to Net Income (TTM) 8.0x 3.9x Total Debt to Adjusted EBITDA1 (TTM) 2.8x 1.8x Net Debt to Adjusted EBITDA1 (TTM) 2.4x 1.5x Liquidity and Cash Generation 52 Weeks Ended December 29, 2024 53 Weeks Ended December 31, 2023 Unrestricted Cash $120.6 $148.7 Net cash provided by operating activities $292.0 $405.6 Capital expenditures $80.9 $57.3 Free Cash Flow1 $211.1 $348.3 Historical Leverage Ratios 0.0 0.5 1.0 1.5 2.0 2.5 3.0 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Total Debt / Adjused EBITDA (TTM) Net Debt / Adjusted EBITDA (TTM) 1 Adjusted EBITDA, Net Debt, Total Debt to Adjusted EBITDA, Net Debt to Adjusted EBITDA, and Free Cash Flow are non-GAAP metrics. Please see Appendix for definitions. 24 1 1